                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                         Dura Automotive Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         DURA AUTOMOTIVE SYSTEMS, INC.
                                4508 IDS CENTER
                             MINNEAPOLIS, MN 55402

                                 April 11, 2000

To Our Stockholders:

     You are cordially invited to attend the Dura Automotive Systems, Inc. ("Dura") 2000 Annual Meeting of Stockholders which will be held on May 25, 2000, at 1:00 p.m. local time, at Dura's operating headquarters, 2791 Research Drive, in Rochester Hills, Michigan.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposals listed in the Notice of Meeting are more fully described in the Proxy Statement.

     Whether or not you plan to attend the Special Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          Sincerely,

                                          /s/ S.A. Johnson

                                          S.A. Johnson
                                          Chairman of the Board

                         DURA AUTOMOTIVE SYSTEMS, INC.

                                   NOTICE OF
                      2000 ANNUAL MEETING OF STOCKHOLDERS

TIME:           1:00 p.m. local time, May 25, 2000.
PLACE:          Dura Automotive Systems, Inc.
                2791 Research Drive
                Rochester Hills, Michigan 48309
PROPOSALS:      (1) Election of directors;
                (2) Approval of the Dura Automotive Systems, Inc. Deferred
                Income Leadership Stock Purchase Plan;
                (3) Approval of an amendment to the Dura Automotive Systems,
                Inc. 1998 Stock Incentive Plan;
                (4) Approval of the Dura Automotive Systems, Inc. Director
                Deferred Stock Purchase Plan;
                (5) Ratification of Arthur Andersen LLP as independent
                public accountants of Dura; and
                to transact any other proper business.
RECORD DATE:    Only holders of record at the close of business on March 31,
                2000 are entitled to notice of and to vote on all proposals presented at the meeting and at any adjournments or
                postponements thereof. A list of such holders will be
                available prior to the meeting at Dura's corporate office
                for examination by any such holder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ David R. Bovee
                                          David R. Bovee
                                          Assistant Secretary

                        Dated: April 11, 2000

                            YOUR VOTE IS IMPORTANT!

  TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY
                                     CARD.

                         DURA AUTOMOTIVE SYSTEMS, INC.
                                4508 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402

                            ------------------------

                                PROXY STATEMENT
                            ------------------------
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2000
                            ------------------------

     This Proxy Statement and accompanying Proxy are being furnished to the holders of Class A common stock, par value $.01 per share, (the "Class A Stock") and Class B common stock, par value $.01 per share, (the "Class B Stock" and collectively with the Class A Stock, the "Common Stock") of Dura Automotive Systems, Inc. ("Dura" or the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors of Dura (the "Board of Directors") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 25, 2000 at 1:00 p.m. local time at Dura's operating headquarters, 2791 Research Drive, in Rochester Hills, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 11, 2000 to holders of record on March 31, 2000 of the Common Stock.

     When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, FOR the proposals set forth in Items 2, 3, 4 and 5 in the Notice of Meeting, and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

     Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to the Secretary of Dura prior to the Annual Meeting or by submission of a later-dated Proxy or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

     On March 31, 2000, there were 14,100,514 shares of Class A Stock and 3,320,303 shares of Class B Stock outstanding. Dura's Class A Stock and Class B Stock are substantially identical except with respect to voting power and conversion rights. The Class A Stock is entitled to one vote per share and the Class B Stock is entitled to ten votes per share. The Class B Stock is convertible at the option of the holder, and mandatorily convertible upon the transfer thereof (except to affiliates) and upon the occurrence of certain other events, into Class A Stock on a share-for-share basis. The Class A Stock and Class B Stock will generally vote together as a single class on all matters submitted to a vote of stockholders. The presence in person or by Proxy of 51% of such votes shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of eleven directors. Mr. Clement, one of the Company's current directors, has chosen not to seek re-election to the Board and will therefore complete his respective term as of the date of this year's annual meeting of stockholders. The Board of Directors has nominated and recommends the election of each of the eleven nominees set forth below as a director of Dura to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of the nominees are incumbent directors of the Company, previously elected by the Company's stockholders, except for Mr. DeFosset. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by Proxy. Accordingly, the individuals who receive the greatest number of votes cast by stockholders would be elected as directors of Dura. There is no right to cumulative voting as to any matter, including the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

     The following sets forth information as to each nominee for election at the Annual Meeting, including age as of March 31, 2000, principal occupation and employment for a minimum of the past five years, directorships in other publicly held companies and period of service as a director of Dura.

     S.A. (Tony) Johnson, 59, has served as Chairman and a Director of Dura since November 1990. Mr. Johnson is the founder, Chief Executive Officer and President of Hidden Creek Industries ("Hidden Creek"), a private industrial management company based in Minneapolis, Minnesota, which has provided certain management and other services to Dura. Mr. Johnson is also the President of J2R Corporation ("J2R"). Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of interior trim components to the automotive industry, from May 1990 until its sale to Lear Corporation in August 1995. Mr. Johnson is also Chairman and a director of Tower Automotive, Inc. ("Tower"), a manufacturer of engineered metal stampings and assemblies for the automotive industry.

     Karl F. Storrie, 62, has served as President, Chief Executive Officer and a Director of Dura since 1991. Prior to joining Dura and from 1986, Mr. Storrie was Group President of a number of aerospace manufacturing companies owned by Coltec Industries, a multi-divisional public corporation. Prior to becoming a Group President, Mr. Storrie was a Division President of two aerospace design and manufacturing companies for Coltec Industries from 1981 to 1986. During his thirty-five year career, Mr. Storrie has held a variety of positions in technical and operations management. Mr. Storrie is also a director of Argo-Tech Corporation, a manufacturer of aircraft fuel, boost and transfer pumps.

     Robert E. Brooker, Jr., 62, has served as a Director of Dura since September 1996. From 1993 to 1995, Mr. Brooker was President and Chief Operating Officer of Connell Limited Partnership. Prior thereto, Mr. Brooker served six years as President and Chief Executive Officer at Lord Corporation. Mr. Brooker is also a director of Full Circle Investments, a private investment company.

     Donald DeFosset II, 51, has been nominated for election to serve on the Board of Directors. Mr. DeFosset has served as Executive Vice President and Chief Operating Officer since joining Dura in October 1999. Mr. DeFosset began his career with Rockwell International in 1971 rising to President of their Off Highway division. He served as Executive Vice President -- Operations with Mack Trucks from 1989-1992 and held various senior-level positions with Allied Signal from 1992-1996. Prior to joining Dura, Mr. DeFosset was President of Navistar's Truck Group, Corporate Executive Vice President, and a member of the company's Office of Chief Executive Officer.

     Jack K. Edwards, 55, has served as a Director of Dura since December 1996. Mr. Edwards joined Cummins Engine Co., Inc. in 1972 and has served as Executive Vice President and Group President -- Power Generation and International since March 1996. Mr. Edwards is also a director of David J. Joseph Co., a processor and trader of steel scrap.

     James O. Futterknecht, Jr., 52, has served as a Director of Dura since May 1999. Mr. Futterknecht joined Excel Industries, Inc. ("Excel") in 1970, was Vice President -- Corporate Sales from 1976 until 1984, was Vice
President -- Automotive Products from 1984 until 1987, was Vice
President -- Automotive Sales and

Engineering from 1987 to 1990 and was Executive Vice President from 1990 to 1992. He was elected as President and Chief Operating Officer and was appointed as an Excel director in 1992. In 1995, he was elected to the additional offices of Chairman of the Board and Chief Executive Officer and served those offices until Dura acquired Excel in March 1999. Mr. Futterknecht is currently Managing Director and Vice President of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York financial imermediary and private investment banking firm.

     J. Richard Jones, 57, has served as a Director of Dura since May 1998. Prior to Dura's acquisition of Trident Automotive plc ("Trident") in April 1998, Mr. Jones served as Group President and Chief Executive Officer of Trident's predecessor from June 1992 until December 1997 and as Chairman, Chief Executive Officer and Director of Trident from December 1997 until April 1998.

     John C. Jorgensen, 62, has served as a Director of Dura since May 1998. Mr. Jorgensen has served as president of ORTECH CO. since March 1992, Senior Vice President of Manufacturing for Orscheln Management Co. since April 1996 and Executive Vice President of Orscheln Products L.L.C. since March 1992. Prior to 1992, Mr. Jorgensen was responsible for the operations at Orscheln Co. Manufacturing.

     William L. (Barry) Orscheln, 49, has served as a Director of Dura since August 1994. Mr. Orscheln has also served as President of Alkin (and its predecessors) since March 1994, as President of Orscheln Farm and Home since September 1995, as President of Orscheln Properties Co., L.L.C. since October 1994 and as President of Orscheln Management Co. since December 1987. Mr. Orscheln has served as a director of UMB Bank, a bank holding company, since July 1989 and as a director of Orscheln Management Co. since 1987.

     Eric J. Rosen, 39, has served as a Director of Dura since January 1995. Mr. Rosen is Managing Director of Onex Investment Corp., a diversified industrial corporation and an affiliate of Onex Corporation, and served as a Vice President of Onex Investment Corp. from 1989 to February 1994. Prior thereto, Mr. Rosen worked in the merchant banking group at Kidder, Peabody & Co. Incorporated from 1987 to 1989.

     Ralph R. Whitney, Jr., 64, has served as a Director of Dura since May 1999. Mr. Whitney was a director of Excel from 1983 to March 1999 and was Chairman of the Board from 1983 to 1985. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York financial imermediary and private investment banking firm, since 1971. Mr. Whitney is also a director of Relm Communications, Inc., First Technology plc., IFR Systems, Inc. and Baldwin Technologies, Inc.

     There are no family relationships between any of the foregoing persons or any of Dura's executive officers.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held five regular meetings and four special meetings (exclusive of committee meetings) during the preceding fiscal year. The Board of Directors has established the following committees, the functions and current members of which are noted below. During 1999, each incumbent director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served.

     Executive Committee. The Executive Committee of the Board of Directors (the "Executive Committee") consists of S.A. Johnson (Chairman), William L. Orscheln and Karl Storrie. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in such manner as it shall deem for the best interest of Dura in all cases in which specific direction shall not have been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee met one time during the preceding fiscal year.

     Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") consists of James O. Futterknecht, Jr. (Chairman), Eric J. Rosen and Ralph R. Whitney, Jr. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for Dura and accounting principles and auditing practices and procedures to be employed in the preparation and review of Dura's financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent public accountants to audit the annual financial statements of Dura. The Audit Committee met twice during the preceding fiscal year.

     Compensation Committee. The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Robert E. Brooker, Jr. (Chairman), Jack K. Edwards and J. Richard Jones. During the last fiscal year, the Compensation Committee had all the power and authority of the Board of Directors with respect to salaries, compensation and benefits of directors and executive officers of Dura and made recommendations as to the grant of options under the 1998 Stock Incentive Plan (the "1998 Plan"). The Compensation Committee met two times during the preceding fiscal year.

     Nominating Committee.  Dura does not have a nominating committee.

COMPENSATION OF DIRECTORS

     During 1999, directors who were not employees of Dura or any of its affiliates each received an annual fee of $16,000 for serving as a director of Dura. In addition, each non-employee director received $1,000 for each Board of Directors meeting attended, $500 for each committee meeting attended and reimbursement of out of pocket expenses incurred to attend such meetings. The non-employee directors may choose to receive fees in the form of Class A Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires Dura's officers, directors and persons who beneficially own more than ten percent of a registered class of Dura's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish Dura with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to Dura, or written representations that no Form 5 filings were required, Dura believes that during the period from January 1, 1999 through December 31, 1999 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                 PROPOSAL NO. 2

                 APPROVAL OF THE DURA AUTOMOTIVE SYSTEMS, INC.
                 DEFERRED INCOME LEADERSHIP STOCK PURCHASE PLAN

     On December 16, 1999, the Board of Directors adopted the Dura Automotive Systems, Inc. Deferred Income Leadership Stock Purchase Plan (the "Plan"), subject to approval by the Company's stockholders. The Plan permits each key leadership employee selected as a participant to defer and invest all or part of his or her annual cash bonus in restricted stock units equivalent to shares of Class A Stock of the Company. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement. See the table included in "Long-Term Incentive Plan" for the number of Restricted Stock Units, as defined below, deferred into the Plan with respect to Dura's Chief Executive Officer and Dura's four most highly compensated executive officers.

     Purpose. The purposes of the Plan are to provide key leadership employees the opportunity to acquire and increase his or her equity interest in the Company, to attract and retain highly qualified key employees and to align their interests with interests of the stockholders of the Company.

     Administration. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee has the authority to select key leadership employees who are eligible to participate in the Plan for a particular year.

     Eligibility. With respect to each Plan Year, the Committee shall determine and select the leadership employees who are eligible to participate in the Plan for that Plan Year. With respect to each Plan Year, the Committee's determination of eligible leadership employees shall be made on or before November 1 of that Plan Year. It is not possible to predict the number or identity of future participants.

     Restricted Stock Units. The Plan permits each eligible leadership employee selected as a participant to defer and invest all or part of his or her annual cash bonus ("Cash Bonus") in restricted stock units ("Restricted Stock Units") equivalent to shares of Class A Stock of the Company. Each Plan Year the eligible leadership employee may elect to defer a percentage (at least 15%) of their Cash Bonus. The deferred amount shall be reflected on the Company's records as Restricted Stock Units credited to an account maintained by the Company for each participant.

     The Restricted Stock Unit Account maintained for each participant shall consist of a Basic Account and a Premium Account. The number of Restricted Stock Units credited to a participant's Basic Account shall be the number determined by dividing the amount of the deferred Cash Bonus (less applicable FICA and related taxes) by the fair market value of a share of Class A Stock on the date on which the Cash Bonus otherwise would have been paid. The number of Restricted Stock Units concurrently credited to a participant's Premium Account shall equal one-third the number credited to the participant's Basic Account based on such deferral.

     All Restricted Stock Units credited to a participant's Basic Account shall at all times be fully vested and nonforfeitable. All Restricted Stock Units credited to a participant's Premium Account shall become one hundred percent vested and nonforfeitable on the first day of the third Plan Year following the date such Restricted Stock Units are credited to the participant's Premium Account. In addition, all Restricted Stock Units are immediately vested and nonforfeitable if a participant's employment terminates due to death, disability, normal retirement or terminates within 24 months following a "change of control" of the Company as defined in the Plan.

     The Plan provides that as dividends are paid on shares of Class A Stock, an equivalent number of additional Restricted Stock Units will be credited to the participant's Restricted Stock Unit Account. These additional units are subject to vesting in the same manner as other Restricted Stock Units. Each Plan Year will begin on the first day of the Company's fiscal year and will end at the last day of its fiscal year, except for the initial Plan Year which shall begin November 1, 1999.

     Payment of Accounts. Payment of the vested Restricted Stock Units to a participant shall commence in January of the year of payment specified by the participant in his or her deferral election. The total number of vested whole Restricted Stock Units in a participant's Restricted Stock Unit Account shall be paid the participant in an equal number of whole shares of Company Class A Stock. The participant may also elect in his or her initial deferral election to receive installment payments over a period not to exceed ten years. Payment may be made only in the form of the Company's Class A Stock.

     The Plan is unfunded with respect to the Company's obligations to pay amounts due, and a participant's rights to receive any payment with respect to any Restricted Stock Unit shall be no greater that the rights of an unsecured general creditor of the Company. The Company may in its discretion establish one or more trusts to accumulate shares of Class A Stock to fund all or part of the obligations of the Company pursuant to the Plan.

     Shares Subject to the Plan. The maximum aggregate number of shares of Company Class A Stock that may be issued under the Plan is 500,000 shares of authorized but unissued shares. An unlimited number of shares may be acquired by the Company to fund its obligations under the Plan. The number of shares that may be issued under the Plan is subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Class A Stock.

     Termination or Amendment of the Plan. The Board may at any time amend, suspend, or terminate the Plan or any part thereof; provided, however, that no amendment may adversely affect the right of any participant to have dividend units credited to a Restricted Stock Unit Account or to receive payment of any shares of Class A Stock pursuant to the payout of such accounts, unless the participant consents. Except as provided in the Plan, no amendment to the Plan which increases the number of authorized but unissued shares of Class A Stock which may be issued under this Plan shall be effective unless approved by the stockholders of the Company.

     Participation and Assignability. The right to have amounts credited to a Restricted Stock Unit Account and the right to receive payment with respect to such account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges, or charges of the participant or the claims of the participant's creditors.

     Federal Tax Consequences. The participant shall pay to the Company, or make arrangements satisfactory to the Company to do so, regarding the payment of federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any amount includable in the participant's gross income with respect to his or her participation in the Plan.

     The following summarizes the consequences of the deferral of the cash bonus and the crediting of Restricted Stock Units under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, State and local income tax consequences are not discussed, and may vary from locality to locality.

     Participants are not taxed at the time of the deferral of the cash bonus or upon crediting of the Restricted Stock Units. Upon issuance of Company Class A Stock to a participant in satisfaction of that participant's Restricted Stock Units, the participant will be taxed at ordinary income tax rates on the value of the Class A Stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in the shares of Class A Stock received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

     Required Vote for Approval. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED PLAN.

                                 PROPOSAL NO. 3

                AMENDMENT TO THE DURA 1998 STOCK INCENTIVE PLAN

INTRODUCTION

     At the Annual Meeting, the stockholders are being asked to approve the adoption of an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan"), which was adopted by the Board of Directors (the "Dura Board") on December 16, 1999. The amendment increases the number of shares of Class A Stock reserved for annual issuances thereunder from 500,000 shares to 1,000,000 shares. As a result of the amendment, the number of shares of Dura Class A Stock which may be issued under the 1998 Plan will be subject to annual increases to be added on the date of each annual meeting, beginning with the 2001 annual meeting of stockholders, equal to the lesser of (i) 1,000,000 shares, (ii) five percent of the outstanding number of shares of Class A Stock on such date or
(iii) a lesser amount determined by the Dura Board.

     History. The Dura Board adopted the 1998 Plan on December 17, 1998, subject to stockholder approval. The stockholders of Dura approved the 1998 Plan on March 23, 1999. The Dura Board adopted the 1998 Plan in order to permit Dura to continue to attract and retain the best available personnel, provide additional incentives for its employees, directors and consultants and promote the success of Dura's growing business. The Dura Board believes that the proposed amendment will further these goals by making more shares available for awards under the 1998 Plan. Since the ultimate value of awards under the 1998 Plan bear a direct relationship to the market price of the Class A Stock, the Dura Board believes that awards under the 1998 Plan are an effective incentive for Dura's employees to create value for Dura's stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1998 PLAN.

     A summary of the material features of the 1998 Plan, as amended, is provided below. The summary is qualified in its entirety by the full text of the 1998 Plan, which has been previously filed with the Securities and Exchange Commission.

GENERAL

     Participants. Directors, officers, consultants (whether or not employees) and employees of Dura and its subsidiaries, in each case as selected by the administrator of the 1998 Plan, are eligible to receive grants pursuant to the 1998 Plan, except that only employees of Dura and its subsidiaries may receive grants of incentive stock options.

     Set forth in the table below are the number of stock options that have been granted under the 1998 Plan to: (1) Dura's Chief Executive Officer and Dura's four most highly compensated executive officers as of the end of its last fiscal year other than its Chief Executive Officer (the "Named Executive Officers");
(2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group.

                                                               DOLLAR     NUMBER OF
NAME AND POSITION                                             VALUE(1)     OPTIONS
-----------------                                             --------    ---------
Karl F. Storrie.............................................     $--       230,000
  President and CEO
Jurgen von Heyden...........................................     --             --
  Vice President
Joe A. Bubenzer.............................................     --         80,000
  President, Engineered Products Division
Milton D. Kniss.............................................     --         87,500
  Vice President
John J. Knappenberger.......................................     --         80,000
  Vice President
Executive Officers..........................................     --        827,500
Non-Executive Directors.....................................     --        130,000
Non-Executive Employees.....................................     --        458,100

---------------
(1) Dollar value calculated as the product of (i) the number of options and (ii) the difference between the closing price of a share of Dura Class A Stock on March 31, 2000 as updated on the Nasdaq National Market and the exercise price of such options.

     No stock options granted under the 1998 Plan were exercised during Dura's last completed fiscal year. The number of stock options that will be granted under the 1998 Plan to the above-named individuals and groups in the future is not determinable at this time.

     Share Limitations. The maximum aggregate number of shares of Dura Class A Stock which may be issued under the 1998 Plan, subject to adjustment in the event of a stock split or other reclassification of Dura's outstanding capital stock, is (a) 1,000,000 shares, plus (b) any shares returned to the 1996 Key Employee Stock Option Plan (the "1996 Plan") as a result of termination of options under the 1996 Plan, plus (c) an annual increase to be added on the date of each annual meeting of stockholders of Dura, beginning with the 2001 annual meeting of stockholders, equal to the lesser of (i) 1,000,000 shares, (ii) five percent of the outstanding number of shares of Dura Common Stock on such date or
(iii) a lesser amount determined by the Dura Board. Such shares may be authorized, but unissued, or reacquired Dura Class A Stock.

     As of March 31, 2000, 1,672,521 shares of Dura Class A Stock were available for issuance under the 1998 Plan, 1,277,000 shares were subject to outstanding and unexercised options under the 1998 Plan and 405,593 shares were subject to outstanding and unexercised options under the 1996 Plan. Options outstanding or available for issuance under the 1996 Plan will not be affected by the adoption of the amendment to the 1998 Plan.

     As of March 31, 2000, the closing price of a share of Dura Class A Stock on the Nasdaq National Market was $17.19.

     Administration. The 1998 Plan is currently administered by the Compensation Committee. The 1998 Plan provides that it may be administered by a committee of the Dura Board and may be administered by different committees of the Dura Board with respect to different groups of employees, directors, officers and consultants. In most instances, the 1998 Plan is administered in order to qualify any options issued thereunder as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and to qualify a transaction as exempt under Rule 16b-3 under the Exchange Act.

     The administrator's decisions, determinations and interpretations with respect to the 1998 Plan are final and binding on all participants. Subject to the provisions of the 1998 Plan, and in the case of a committee of the Dura Board, subject to the specific duties delegated by the Dura Board to such committee, the administrator has wide discretion and flexibility to administer the 1998 Plan in the manner it determines to be in the best interests of Dura. For example, (i) grants may be made in various combinations and subject to various conditions, restrictions and limitations; (ii) the terms and conditions of each grant need not be same with respect to each participant; (iii) the administrator may provide for the exchange of outstanding options for options with a lower exercise price; and (iv) the administrator make all other determinations deemed necessary or advisable for administering the 1998 Plan. These examples are for illustrative purposes only and do not purport to constitute an exclusive or comprehensive identification of the manner in which the administrator may exercise its broad authority in administering the 1998 Plan.

TYPES OF AWARDS

     Stock Options. Dura may grant both options intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive options") and other stock options ("nonstatutory options"), subject to (i) a maximum award to any one grantee in any fiscal year of Dura of options to purchase 500,000 shares of Class A Stock (not including options to purchase up to an additional 500,000 shares in connection with a participant's initial service) and (ii) with respect to grants of incentive options, a maximum value of $100,000 (determined at the time of grant) of underlying Class A Stock for which any participant's incentive options first become exercisable in any calendar year.

     The exercise price of any option will be determined by the administrator in its discretion, provided that (1) in the case of incentive options and nonstatutory options intended to qualify as "performance-based compensation," the exercise price of any option may not be less than 100% of the fair market value of a share of Dura Class A Stock on the date of grant of the option, and
(2) in the case of incentive options, the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of Dura's voting power may not be less than 110% of such fair market value on such date. Notwithstanding the foregoing, options may be granted with a per share exercise price less than 100% of the fair market value of a share of Dura Class A Stock on the date of grant in connection with a merger or other corporate transaction.

     The administrator shall determine the acceptable form of consideration for exercising an option, which may consist of cash, a check, a promissory note, the delivery of shares of Dura Class A Stock with a fair market value equal to the exercise price, consideration received by Dura under a cashless exercise program, a reduction in the amount of any liability of Dura to the optionee, or any combination of these methods of payment.

     The term of each option will be established by the administrator, subject to a maximum term of ten years from the date of grant in the case of any incentive option and of five years from the date of grant in the case of an incentive option granted to a person who owns stock constituting more than 10% of Dura's voting power. In addition, the 1998 Plan provides that all options generally cease vesting on the date on which a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, Dura or its subsidiaries. Options generally terminate 90 days after such date.

     There are, however, certain exceptions depending upon the circumstances of cessation. In the case of a grantee's disability or death, unless otherwise stated in the agreement between the optionee and Dura (the "Option Agreement"), all options cease vesting on the date on which the optionee is terminated and vested options remain exercisable for a period of twelve months following the grantee's termination. In the event of voluntary retirement after the age of
59.5 years, unless otherwise stated in the Option Agreement, all options cease vesting on the date on which the optionee is terminated and vested options remain exercisable for a period of twelve months following the grantee's termination provided that the optionee does not engage in conduct that is detrimental to Dura, as determined by a committee of the Dura Board of Directors in its good faith judgment. If there is a change in control of Dura, if provided in the Option Agreement, the options will immediately become fully exercisable or the administrator may direct Dura to cash out all existing options as of the date of the change of control or such other date as the administrator may determine.

     Stock Purchase Rights. The administrator may grant stock purchase rights alone or in tandem with other awards under the 1998 Plan and/or with cash awards made outside of the 1998 Plan. After the administrator determines that it will offer stock purchase rights under the 1998 Plan, it will advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a restricted stock purchase agreement in the form determined by the administrator. Unless the administrator determines otherwise, the restricted stock purchase agreement shall grant Dura a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with Dura for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Dura. The repurchase option shall lapse at a rate determined by the administrator.

TRANSFERABILITY

     Unless determined otherwise by the administrator, an option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee. If the administrator makes an option or stock purchase right transferable, such option or stock purchase right shall contain such additional terms and conditions as the administrator deems appropriate.

CHANGES IN CAPITALIZATION

     Subject to any required action by the stockholders of Dura, the number of shares of Class A Stock covered by each outstanding option and stock purchase right, and the number of shares of Class A Stock which have been authorized for issuance under the 1998 Plan but as to which no options or stock purchase rights have yet been granted or which have been returned to the 1998 Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of Class A Stock covered by each such outstanding option or stock purchase right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Stock, or any other increase or decrease in the number of issued shares of Class A Stock effected without receipt of consideration by Dura; provided, however, that conversion of any convertible securities of Dura (including shares of Class B Stock) shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as set forth above, no issuance by Dura of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Stock subject to an option or stock purchase right.

DISSOLUTION OR LIQUIDATION

     In the event of the proposed dissolution or liquidation of Dura, the administrator shall notify each optionee as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten (10) days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the administrator may provide that any Dura repurchase option applicable to any shares purchased upon exercise of an option or stock purchase right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

MERGER OR ASSET SALE

     In the event of a merger of Dura with or into another corporation, or the sale of substantially all of the assets of Dura, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock purchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the administrator shall notify the optionee in writing or electronically that the option or stock purchase right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period. For the purposes of this paragraph, the option or stock purchase right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each share of optioned stock subject to the option or stock purchase right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Class A Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option or stock purchase right, for each share of optioned stock subject to the option or stock purchase right, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Class A Stock in the merger or sale of assets.

AMENDMENT AND TERMINATION OF THE 1998 PLAN

     The Dura Board of Directors may amend or terminate the 1998 Plan in its discretion, except that no amendment will become effective without prior approval of Dura's stockholders if such approval is necessary for continued compliance with applicable laws, including any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the 1998 Plan without the affected participant's consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences to participants of the grant and exercise of certain awards under the 1998 Plan. This summary does not purport to address all aspects of federal income taxes that may affect participants in light of their individual circumstances. Moreover, this summary is based upon the current provisions of the Code, Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, administrative pronouncements and court interpretations thereof in effect as of the date hereof. It is possible that future legislative, regulatory, judicial or administrative changes or interpretations could modify such tax consequences and the conclusions reached below and that any such change could apply retroactively. This summary applies only to participants who acquire options under the 1998 Plan in connection with their employment by Dura or one of its affiliates and exercise such options during their lifetimes. Because federal income tax consequences will vary as a result of individual circumstances, each option holder is urged to consult a tax advisor with respect to the tax consequences (including those under state and local tax laws) of the grant and exercise of stock options under the 1998 Plan. Moreover, the following summary relates only to option holders' federal income tax treatment. The state, local and foreign tax consequences may be substantially different from the federal income tax consequences described herein.

  1. Taxation of Ordinary Income and Capital Gains.

     The ordinary income of an individual taxpayer currently is generally subject to a maximum federal income tax rate of 39.6%, while long-term capital gains of an individual currently are generally subject to a maximum tax rate of 20%. The effective marginal rates of some taxpayers may be higher to the extent that they are subject to the phase-out of personal exemptions or the reduction of itemized deductions that occur at certain income levels. The classification of income as capital or ordinary is also relevant for taxpayers who have capital losses or investment interest.

  2. Options.

     Under the 1998 Plan, a participant may be granted incentive options or nonstatutory options or both. Generally, the tax consequences to an option holder with respect to incentive options will be different from the tax consequences with respect to nonstatutory options, as more fully explained below. In addition, the discussion below assumes that at the time a nonstatutory option is exercised, the shares received are either fully vested or the holder makes a timely election under Section 83(b).

  3. Nonstatutory Options.

     The holder of a nonstatutory option does not recognize taxable income upon the grant of the nonstatutory option, nor is Dura entitled, for income tax purposes, to a deduction upon such a grant. The option holder recognizes ordinary compensation income (subject to withholding taxes) on the exercise of a nonstatutory option equal to the excess of the fair market value of the shares received on exercise over the option exercise price. The fair market value of the shares is measured on the exercise date. If such taxable compensation is properly included in the holder's gross income by the holder or is deemed to have been properly included as a result of the timely satisfaction of certain reporting requirements by Dura, Dura should be entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income recognized by the option holder on the exercise of the nonstatutory option.

     If an option holder sells shares acquired pursuant to the exercise of a nonstatutory option, the option holder will recognize capital gain or loss equal to the difference between the selling price of the shares and their fair market value on the exercise date. The capital gain is long-term or short-term, depending on whether the option holder has held the option shares for more than one year after the exercise date. Dura is not entitled to any deduction with respect to any capital gain recognized by the option holder.

     The previous paragraph assumes, for simplicity, that the option holder's tax basis in the option shares sold is equal to the fair market value of such shares on the exercise date. While this would be the case if the option holder had paid the exercise price for such shares in cash, it would not normally be the case if the option holder paid the exercise price in whole or in part by delivery of other Dura Class A Stock. In the latter case, the option holder's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the fair market value of those received shares on the exercise date and the option holder's holding period for such received shares begins on the exercise date. The option holder's capital gain or loss on a sale of option shares would be determined based on the option holder's actual basis in the shares sold and the long-term or short-term nature of any gain would be based on the option holder's actual holding period.

  4. Incentive Stock Options.

     The holder of an incentive option does not realize taxable income upon the grant or exercise of the incentive option and Dura is not entitled to any deduction with respect to such grant or exercise. However, upon exercise of an incentive option, the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise of the incentive option over the exercise price will be included in the option holder's alternative minimum taxable income and may cause or increase a liability for alternative minimum tax. Such alternative minimum tax may be payable even though the option holder receives no cash upon the exercise of the incentive option with which to pay such tax.

     The income tax treatment of any gain or loss realized upon an option holder's disposition of option shares depends on the timing of the disposition. If the option shares have been held for at least one year and if at least two years have elapsed since the date of grant of the incentive option (the "Required Holding Periods"), then the option holder recognizes (i) long-term capital gain to the extent that the selling price exceeds the exercise price or
(ii) long-term capital loss to the extent that the exercise price exceeds the selling price. In either case, no deduction is allowed to Dura.

     If an option holder disposes of option shares before the expiration of the Required Holding Period ("Disqualifying Disposition"), then (i) if the selling price exceeds the fair market value of the option shares on the date the incentive option was exercised, the excess of such fair market value over the exercise price is taxable to the option holder as ordinary income and the excess of the selling price over such fair market value is taxable to the option holder as capital gain (long-term or short-term depending on whether the option holder has held the shares for more than one year), (ii) if the selling price exceeds the exercise price but does not exceed the fair market value of the option shares on the date the incentive option was exercised, the excess of the selling price over the exercise price is taxable to the option holder as ordinary income and (iii) if the selling price is less than the exercise price, the difference is treated as capital loss to the option holder. If, however, the disposition is a sale to a related party (as defined in Section 267(b) of the Code to include, for example, a member of the option holder's family or a corporation majority-owned by the option holder) or a gift, then the ordinary income recognized by the option holder will not be less than the excess of the fair market value of the option shares on the exercise date over the option exercise price. In each case, Dura is entitled to a deduction equal to the amount of ordinary income (but not capital gain) recognized by the option holder on the Disqualifying Disposition, provided such taxable amount is, or is deemed to be, included in the gross income of the option holder.

     The previous paragraphs assume, for simplicity, that the option holder's tax basis in the option shares disposed of is equal to the option exercise price. While this would be the case if the option holder had paid the option exercise price for such shares in cash, it would not normally be the case if the option holder paid the option exercise price in whole or in part by delivery of the Class A Stock. If an option holder delivers previously acquired Common Stock (other than shares acquired upon exercise of an incentive option and not held for the Required Holding Periods) in payment of all or part of the option exercise price of an incentive option, the option holder's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received (for capital gain purposes, but not for purposes of determining whether a Disqualifying Disposition occurs) on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) by the option holder to exercise the incentive option in addition to the previously acquired shares, and such shares' holding period begins on the exercise date. Proposed regulations provided that where an incentive option is exercised using previously acquired shares, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first. The option holder's capital gain or loss on a sale of option shares would be determined based on the option holder's actual basis in such shares (increased by any ordinary income on such disposition) and the long-term or short-term nature of any gain would be based on the option holder's actual holding period.

     If an option holder pays the exercise price of an incentive option in whole or in part with previously acquired Class A Stock that was acquired upon the exercise of an incentive option and that has not been held for the Required Holding Periods, the option holder will recognize ordinary income (but not capital gain) with respect to the surrendered shares under the rules applicable to Disqualifying Dispositions. Dura will be entitled to a corresponding deduction. The option holder's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the option holder recognizes.

     Under the 1998 Plan, the Committee may allow options to be exercised after the termination of an option holder's employment. However, if an incentive option is exercised more than three months after the termination of an option holder's employment other than because of the option holder's death (or more than one year after the termination of an option holder's employment because of disability) the option holder will be taxed on the exercise as if the incentive option were a nonstatutory option.

  5. Other Awards.

     Because other awards may take many forms, as determined by the Committee, it is not possible to describe generally what their tax treatment will be.

  6. Effect of Section 16(b) of the Securities Exchange Act of 1934.

     The tax consequences to an option holder of the exercise of either an incentive option or a nonstatutory option may vary from those described above if the option holder is a person who is subject to liability under Section 16(b) of the Exchange Act (typically, officers, directors and 10% stockholders of a corporation) for certain dealings in the Class A Stock (a "16(b) Person"). In general, an option holder who is a 16(b) Person will not recognize income on receipt of the Class A Stock until such holder is no longer subject to a liability under Section 16(b) with respect to the disposition of such Class A Stock. However, the option holder may elect to be taxed based on the fair market value of the shares on the exercise date (and have a holding period beginning on the exercise date) by filing an election under Section 83(b) of the Code within 30 days of the exercise date.

  7. Effect of Section 162(m) of the Internal Revenue Code.

     Starting with tax years beginning after January 1, 1994, a publicly held corporation may not deduct compensation paid to its chief executive officer and its four other most-highly compensated officers in excess of $1 million per officer during a corporate taxable year except to the extent such amounts in excess of $1 million qualify for an exception to this limitation. To qualify for this exception, such amounts must be determined on the basis of preestablished, objective, nondiscretionary formulae that meet certain shareholder and outside director approval requirements. For this purpose, "compensation" is broadly defined and would include, for example, income realized on the exercise of nonstatutory options or SARs, disqualifying dispositions of incentive option shares, and the receipt (if a timely Section 83(b) election is made) or vesting (if no Section 83(b) election is made) of restricted stock. Thus, to the extent awards granted to Dura's chief executive officer and the four other most highly compensated officers do not qualify for the performance based-exception, Dura's deductions with respect to such awards may be subject to the $1 million per executive deduction limitation.

                                 PROPOSAL NO. 4

                 APPROVAL OF THE DURA AUTOMOTIVE SYSTEMS, INC.
                     DIRECTOR DEFERRED STOCK PURCHASE PLAN

     On March 31, 2000, the Board of Directors adopted the Dura Automotive Systems, Inc. Director Deferred Stock Purchase Plan (the "Plan"), subject to approval by the Company's stockholders. The Plan permits each Outside Director (as defined by the Plan) to defer and invest all or part of his or her annual retainer in restricted stock units equivalent to shares of Company stock. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix B to this Proxy Statement.

     Purpose. The purposes of the Plan are to provide Outside Directors the opportunity to increase their equity interest in the Company, to attract and retain highly qualified directors and to align the interests of directors with the interests of stockholders of the Company.

     Administration. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), or any other committee designated by the Board of Directors to administer the Plan.

     Eligibility. Each Director of the Company who qualifies as an Outside Director is eligible to participate in the Plan. An Outside Director is any director of the Company who (a) is not a contractual nor common law employee of the Company or any of its subsidiaries or affiliates, or (b) does not directly or indirectly own beneficially more than five percent (5%) of any outstanding security of the Company, including being a shareholder, owner, partner, director, or holder of more than ten percent (10%) of the equity or capital of any entity which owns beneficially more than five percent (5%) of any outstanding security of the Company. Each year, an Outside Director may become a participant in the Plan by filing with the Committee an "Election to Participate" in advance of the beginning of such plan year. Each plan year will commence on the date of the Company's Annual Meeting of Stockholders for that year and end at the date of the Annual Meeting in the following year. There are currently five Outside Directors eligible to participate in the Plan.

     Restricted Stock Units. The Plan permits each Outside Director to defer and invest all or part of his or her annual retainer in restricted stock units ("Restricted Stock Units") equivalent to shares of Class A Stock of the Company. Each year an Outside Director may elect to defer a percentage in an amount equal to at least 25% of the retainer. The deferred amount will be reflected on the Company's records as Restricted Stock Units credited to an account maintained by the Company for each participant.

     The Restricted Stock Unit account maintained for each participant will consist of a Basic Account and a Premium Account. The number of Restricted Stock Units credited to a participant's Basic Account is determined by dividing the amount of the deferred retainer by the fair market value of a share of Class A on the last business day of the month in which the Company's Annual Meeting of Stockholders is held for that year. The number of Restricted Stock Units concurrently credited to a participant's Premium Account will equal one third the number credited to the participant's Basic Account.

     All Restricted Stock Units credited to a participant's Basic Account will be fully vested and nonforfeitable. All Restricted Stock Units credited to a participant's Premium Account become fully vested and nonforfeitable on the first day of the third plan year following the date such Restricted Stock Units are credited to the participant's Premium Account. In addition, all Restricted Stock Units are immediately vested and nonforfeitable if a director's status terminates due to death, disability, normal retirement or terminates within 24 months following a "change of control" of the Company as defined in the Plan.

     The Plan provides that as dividends are paid on shares of Class A Stock, an equivalent number of additional Restricted Stock Units will be credited to the participant's Restricted Stock Unit Account.

     Payment of Accounts. Payment of the vested Restricted Stock Units to a participant will commence in January of the year of payment specified by the participant in his or her initial deferral election, unless amended in accordance with the terms of the Plan. The total number of vested whole Restricted Stock Units in a participant's Restricted Stock Unit Account will be paid the participant in an equal number of whole shares of Company Class A Stock. The participant may also elect in his or her initial deferral election to receive installment payments over a period not to exceed ten years. Payment may be made only in the form of the Company's Class A Stock.

     The Plan is unfunded with respect to the Company's obligations to pay amounts due, and a participant's rights to receive any payment with respect to any Restricted Stock Unit shall be no greater that the rights of an unsecured general creditor of the Company. The Company may in its discretion establish one or more trusts to accumulate shares of Class A Stock to fund all or part of the obligations of the Company pursuant to the Plan.

     Shares Subject to the Plan. The maximum aggregate number of shares of Company Class A Stock that may be issued under the Plan is 200,000 shares of authorized but unissued shares. An unlimited number of shares may be acquired by the Company to fund its obligations under the Plan. The number of shares that may be issued under the Plan is subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Common Stock.

     Termination or Amendment of the Plan. The Board may at any time amend, discontinue, or terminate the Plan or any part thereof; provided, however, that no amendment may adversely affect the right of any participant to have dividend units credited to a Restricted Stock Unit Account or to receive payment of any shares of Class A Stock upon the payout of such accounts, unless the participant consents. Except as provided in the Plan, no amendment to the Plan that increases the number of authorized but unissued shares of Class A Stock that may be issued under the Plan will be effective unless approved by the stockholders of the Company.

     Participation and Assignability. The right to have amounts credited to a Restricted Stock Unit Account and the right to receive payment with respect to such account under the Plan are not assignable or transferable and may not be subject to any encumbrances, liens, pledges, or charges of the participant or the claims of the participant's creditors. Neither the Plan nor any Restricted Stock Units granted under the Plan entitles any participant to any right to continue to serve as a director of the Company.

     Federal Tax Consequences. The following summarizes the consequences of the deferral of the retainer amount and the crediting of Restricted Stock Units under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, State and local income tax consequences are not discussed, and may vary from locality to locality.

     Participants are not taxed at the time of the deferral of the retainer or upon crediting of the Restricted Stock Units. Upon issuance of Company Class A Stock to a participant in satisfaction of that participant's Restricted Stock Units, the participant will be taxed at ordinary income tax rates on the value of the Common Stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in the shares of Common Stock received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

     Required Vote for Approval. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED PLAN.

                                 PROPOSAL NO. 5

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants, to audit the consolidated financial statements of Dura for the year ending December 31, 2000, and to perform other appropriate services as directed by Dura's management and the Board of Directors.

     A proposal will be presented at the meeting to ratify the appointment of Arthur Andersen LLP as Dura's independent public accountants. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the voting power of the shares represented in person or by Proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS DURA'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, Dura has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

                               SECURITY OWNERSHIP

     The table below sets forth certain information regarding the equity ownership of Dura as of March 1, 2000 by (i) each person or entity known to Dura who beneficially owns five percent or more of the Common Stock of Dura, (ii) each Director, Director Nominee and Named Executive Officer (as defined) and
(iii) all Directors and executive officers of Dura as a group. Unless otherwise stated, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and resultations promulgated under the Exchange Act.

                                                                 BENEFICIAL OWNERSHIP
                                                    ----------------------------------------------
                                                        CLASS A STOCK            CLASS B STOCK
                                                    ---------------------    ---------------------
                                                     NUMBER      PERCENT      NUMBER      PERCENT
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS             OF SHARES    OF CLASS    OF SHARES    OF CLASS
---------------------------------------             ---------    --------    ---------    --------
ONEX DHC LLC(1)(2)................................         --        --      1,972,913      59.4%
Alkin Co.(2)(3)...................................         --        --      1,366,810      41.0%
J2R Corporation(2)(4).............................         --        --        308,211       9.3%
S.A. Johnson(2)(4)................................     12,500         *        317,879       9.6%
Karl F. Storrie(2)(5).............................    116,900         *        115,531       3.5%
David R. Bovee(2).................................     20,000         *         26,308         *
Joe A. Bubenzer(2)................................     22,450         *         23,814         *
Donald DeFosset, II...............................    112,365         *             --        --
John J. Knappenberger.............................     45,959         *             --        --
Milton D. Kniss(2)................................     23,128         *          8,961         *
William Ohrt......................................         --        --             --        --
Michael Paquette..................................     15,095         *             --        --
Robert Pickering..................................      9,570         *             --        --
Scott D. Rued(2)(6)...............................      3,750         *        308,211       9.3%
Robert E. Brooker, Jr. ...........................     30,733         *             --        --
W.H. Clement(2)...................................      2,000         *             --        --
Jack K. Edwards...................................     10,700         *             --        --
James O. Futterknecht.............................     42,285         *             --        --
J. Richard Jones..................................     16,667         *             --        --
John C. Jorgensen(2)(3)...........................         --        --      1,366,810      41.0%
William L. Orscheln(2)(3).........................         --        --      1,366,810      41.0%
Eric J. Rosen(1)(2)...............................      5,000         *      1,972,913      59.4%
Ralph R. Whitney, Jr. ............................     18,800        --             --        --
American Express Company(7).......................  1,675,114      11.9%            --        --

                                                                 BENEFICIAL OWNERSHIP
                                                    ----------------------------------------------
                                                        CLASS A STOCK            CLASS B STOCK
                                                    ---------------------    ---------------------
                                                     NUMBER      PERCENT      NUMBER      PERCENT
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS             OF SHARES    OF CLASS    OF SHARES    OF CLASS
---------------------------------------             ---------    --------    ---------    --------
Dimensional Fund Advisors(8)......................    714,888       5.1%            --        --
All Directors and Officers as a group (20
  persons)........................................    395,537       2.7%     3,262,165      97.8%

---------------
 *  Less than one percent.

(1) Reflects shares of Class B Stock held by Onex DHC LLC, which has shared voting power over 1,972,913 shares of Common Stock (see footnote (2)) and sole dispositive power over 1,394,913 shares of Class B Stock. Mr. Rosen, a Director of the Company, is Managing Director of Onex Investment Corp. and disclaims beneficial ownership of all shares of Common Stock owned by Onex DHC LLC. Onex DHC LLC and Onex Investment Corp. are both wholly owned subsidiaries of Onex Corporation. The address for Onex DHC LLC and Mr. Rosen is c/o Onex Investment Corp., 712 Fifth Avenue, 40th Floor, New York, New York 10019.

(2) Onex, J2R, Messrs. Johnson, Storrie, Bovee, Bubenzer, Kniss, Rosen and Rued and certain of the Company's other existing stockholders have entered into agreements pursuant to which such stockholders agreed to vote their shares of Common Stock in the same manner as Onex votes its shares on all matters presented to the Company's stockholders for a vote and, to the extent permitted by law, granted to Onex a proxy to effectuate such agreement. As a result, Onex has voting control of approximately 59.4% of the Common Stock.

(3) Includes 14,420 shares issuable upon the exercise of currently exercisable options issued to Alkin in connection with the Company's acquisition of the automotive parking brake cable and lever business and light duty cable business from Alkin. Messrs. Jorgensen and Orscheln are officers of Alkin and Mr. Jorgensen disclaims beneficial ownership of the shares owned by Alkin. The address for Alkin is 2000 U.S. Highway 63 South, Moberly, Missouri 65270, and the address for each such individual is c/o Alkin at the same address.

(4) Includes 308,211 shares owned by J2R, of which Mr. Johnson is President, and 9,668 shares owned by Mr. Johnson. The address for Mr. Johnson and J2R is c/o Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402.

(5) Includes 1,400 shares owned by Mr. Storrie's wife. Mr. Storrie disclaims beneficial ownership of such shares.

(6) Includes 308,211 shares owned by J2R, of which Mr. Rued is a stockholder. Mr. Rued disclaims beneficial ownership of the shares owned by J2R. The address for Mr. Rued is c/o Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402.

(7) American Express Company ("AEC") and American Express Financial Corporation ("AEFC") each reported as of December 31, 1999 shared dispositive power with respect to 1,675,114 shares of Class A Stock and shared voting power with respect to 114 shares of Class A Stock. AXP Discovery Fund Inc. reported as of December 31, 1999 sole voting power and shared dispositive power with respect to 1,675,000 shares of Class A Stock. The address for AEC is American Express Tower, 200 Vesey Street, New York, New York 10285 and the address for AEFC and AXP Discovery Fund Inc. is IDS Tower 10, Minneapolis, Minnesota 55440.

(8) Dimension Fund Advisors reported as of February 11, 2000 sole voting power with respect to 714,888 shares of Class A Stock, representing 5.1% of the outstanding shares of Class A Stock at that time. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation packages for the years ended December 31, 1999, 1998 and 1997 for Dura's Chief Executive Officer and the Named Executive Officers. Other than its stock option plans and the Deferred Income Leadership Stock Purchase Plan, Dura does not maintain any long-term compensation plans.

                                                                          LONG-TERM
                                           ANNUAL COMPENSATION           COMPENSATION
                                    ----------------------------------   ------------
                                                          OTHER ANNUAL     OPTIONS       ALL OTHER
                                     SALARY     BONUS     COMPENSATION     GRANTED      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    ($)(1)     ($)(1)        ($)            (#)           ($)(3)
---------------------------  ----   --------   --------   ------------   ------------   ------------
Karl F. Storrie............  1999   $500,000   $800,000    $53,173(4)      140,000         $8,047
  President and Chief        1998    400,000    550,000           (2)       90,000          6,906
  Executive Officer          1997    345,833    425,000           (2)       30,000          6,856
Jurgen von Heyden..........  1999    204,157    429,000           (2)           --             --
  Vice President(5)
Joe A. Bubenzer............  1999    259,000    275,000           (2)       50,000          6,802
  Senior Vice President      1998    239,000    160,000           (2)       30,000          5,322
                             1997    187,083    150,000           (2)       12,500          5,322
Milton D. Kniss............  1999    250,000    275,000           (2)       50,000          6,949
  Vice President             1998    200,000    190,000           (2)       37,500          5,724
                             1997    167,917    150,000           (2)       12,500          5,724
John J. Knappenberger......  1999    200,000    210,000           (2)       50,000          7,264
  Vice President             1998    175,000    130,000           (2)       30,000          5,664
                             1997    147,500    120,000           (2)       10,000          5,614

---------------
(1) Includes amounts deferred by employees under Dura's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code and bonus amounts deferred into the Deferred Income Leadership Stock Purchase Plan.

(2) None of the perquisites or other benefits paid to each of the Named Executive Officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executive Officers.

(3) The amounts disclosed in this column include amounts contributed by Dura to Dura's 401(k) employees savings plan and profit sharing plan and dollar value of premiums paid by Dura for term life insurance on behalf of the named executive officers.

(4) Includes $37,322 of personal travel expenses paid by the Company.

(5) Mr. von Heyden became an employee of Dura in March 1999.

OPTION GRANT TABLE

     The following table shows all grants of options to acquire shares of Dura Class A Stock granted to the Named Executive Officers under the 1998 Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                             NUMBER OF                                                  VALUE AT ASSUMED
                             SECURITIES    % OF TOTAL                                    ANNUAL RATES OF
                             UNDERLYING     OPTIONS                                 STOCK PRICE APPRECIATION
                              OPTIONS      GRANTED TO     EXERCISE                     FOR OPTION TERM(2)
                              GRANTED     EMPLOYEES IN      PRICE      EXPIRATION   -------------------------
NAME                           (#)(1)     FISCAL YEAR    (PER SHARE)      DATE          5%            10%
----                         ----------   ------------   -----------   ----------   -----------   -----------
K.F. Storrie...............   140,000         16.9%        $17.00      12/17/2009   $1,496,769    $3,793,107
J. von Heyden..............        --           --             --              --           --            --
J.A. Bubenzer..............    50,000          6.1%         17.00      12/17/2009      534,560     1,354,681
J.J. Knappenberger.........    50,000          6.1%         17.00      12/17/2009      534,560     1,354,681
M.D. Kniss.................    50,000          6.1%         17.00      12/17/2009      534,560     1,354,681

---------------
(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of Dura's Class A Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table shows aggregate exercise of options during 1999 by the Named Executive Officers and the aggregate value of unexercised in-the-money options held by each Named Executive Officer as of December 31, 1999.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                   UNEXERCISED      VALUE OF UNEXERCISED
                                                                   OPTIONS AT       IN-THE-MONEY OPTIONS
                                                                   YEAR-END(#)          YEAR-END($)
                                                                 ---------------    --------------------
                              SHARES ACQUIRED       VALUE         EXERCISABLE/          EXERCISABLE/
NAME                            ON EXERCISE      REALIZED($)      UNEXERCISABLE        UNEXERCISABLE
----                          ---------------    ------------    ---------------    --------------------
K.F. Storrie................      --                --           112,500/222,500      $220,350/$61,320
J. von Heyden...............      --                --                0/0                    0/0
J.A. Bubenzer...............      --                --           21,250/81,250               0/21,900
J.J. Knappenberger..........      --                --           38,623/78,750          65,732/21,900
M.D. Kniss..................      --                --           23,125/86,875               0/21,900

                            LONG-TERM INCENTIVE PLAN

                                                              NUMBER OF SHARES,     PERFORMANCE OR OTHER
                                                               UNITS OR OTHER      PERIOD UNTIL MATURATION
NAME                                       DOLLAR VALUE(1)      RIGHTS(#)(2)            OR PAYOUT(3)
----                                       ---------------    -----------------    -----------------------
K.F. Storrie.............................     $200,000             16,037                  3 years
J. von Heyden............................           --                 --                       --
J.A. Bubenzer............................       68,750              5,292                  3 years
J.J. Knappenberger.......................      137,500              8,041                  3 years
M.D. Kniss...............................      105,000             10,625                  3 years

---------------
(1) The dollar value is equal to the cash bonus payments defined under the Company's Deferred Income Leadership Stock Purchase Plan (the "Plan").

(2) Represents the number of units credited to an employee's account under the terms of the Plan. Under the terms of the Plan, participants may elect to defer all or a portion (but not less than 15%) of their cash bonus payment. Deferred amounts are credited in stock units, based on the value of the Company's stock as of the date on which the bonus would have been paid to the employee. Stock units are payable only in shares of the Company's common stock. Includes the following number of restricted stock units credits to each of the Named Executive's premium account, as described in footnote 2 below: K.F. Storrie -- 4,009, J.A. Bubenzer -- 1,323, J.J.
    Knappenberger -- 2,010, and M.D. Kniss -- 2,656.

(3) Under the terms of the Plan, the number of restricted stock units credited to a participant's basic account is required to equal the amount of the deferred bonus, divided by the value of a share of the Company's common stock on the date on which the cash bonus would otherwise be paid. In addition, participants are concurrently credited with additional stock units to a separate Premium Account equal to one-third of the number of the restricted stock units credited to their basic account. Restricted stock units credited to this Premium Account do not vest until the first day of the third plan year following the date the units are credited to a participant's account, provided that the participant is then an employee of the Company. The Plan allows for accelerated vesting in the event of a participant's death, disability, retirement or termination during a period of 24 months following a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of Dura's Compensation Committee are Robert E. Brooker, Jr., Jack K. Edwards and J. Richard Jones. See "Certain Relationships and Related Transactions" for certain information concerning Onex.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Dura specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following has been submitted by the Compensation Committee:

  General Executive Officer Compensation Policies

     The Compensation Committee is responsible for developing and recommending Dura's executive compensation policies to the Board of Directors. The Compensation Committee believes that executive compensation should be related to the value created for Dura's stockholders. The executive officer compensation program has been designed to attract and retain highly qualified and motivated employees, and to reward superior performance. The executive compensation program consists of three components: (1) base salary; (2) annual cash bonus; and (3) long-term equity incentives.

     Base Salary

     The base salaries of the executive officers are based upon market and competitive factors. This includes a comparison of the salaries for similar positions at comparable companies. Increases in base salaries are based upon the performance of the executive officers as compared to pre-established goals.

     Annual Cash Bonus

     The annual cash bonus for the executive officers is based in part on the overall financial performance of Dura and in part on the performance of the executive officer. The financial performance of Dura is measured by revenue and operating income growth and actual performance against budgeted performance. The performance of the executive officer is measured against pre-established goals determined prior to the beginning of the year.

     Long-Term Equity Incentives

     The long-term equity incentives consist of the Company's Deferred Income Leadership Stock Purchase Plan and awards under the 1998 Plan both administered by the Compensation Committee. Pursuant to the terms of the 1998 Plan, options are granted at an exercise price equal to Dura's Class A Stock price on the date the options are granted. The Compensation Committee believes these plans align management's long-term interests with stockholder interests, as the ultimate compensation is based upon Dura's stock performance. The Compensation Committee also believes these plans are an effective method of providing key management with long-term compensation. The Compensation Committee approves the employees who participate in the 1998 Plan based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer ("CEO"). The Compensation Committee determines the terms and conditions of the options based upon individual performance, responsibility and tenure with the Company. The Compensation Committee may also, based on the recommendation of the Board of Directors, approve the issuance of stock option agreements not in connection with the 1998 Plan. The Compensation Committee also has the authority to select key leadership employees who are eligible to participate in the Deferred Income Leadership Stock Purchase Plan.

  Chief Executive Officer Compensation

     The 1999 base salary of Karl F. Storrie, Dura's CEO, of $500,000 was based upon market and competitive factors. The CEO's annual cash bonus is determined in part based on the financial performance of Dura and in part on the performance of the CEO. A bonus of $800,000 was earned by Mr. Storrie for 1999 (25% of which was deferred under the terms of the Deferred Income Leadership Stock Purchase Plan). The financial performance of Dura is measured by increases in revenues and operating income against budgeted amounts. The performance of the CEO is measured against pre-established goals and against Dura's long-term strategy. The CEO also participates in the 1998 Plan and was granted options covering 140,000 shares during 1999.

     The foregoing report has been approved by all members of the Compensation Committee.

Compensation Committee:

Robert E. Brooker, Jr., Chairman
Jack K. Edwards
J. Richard Jones

                               PERFORMANCE GRAPH

     The following graph compares Dura's cumulative total stockholder return since the Class A Stock became publicly traded on August 14, 1996 with the Nasdaq National Market Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following:
Amcast Industrial Corporation, Borg-Warner Automotive, Inc., BREED Technologies, Inc., Citation Corporation, Collins & Aikman Corporation, Control Devices, Inc., Dana Corporation, Donnelly Corporation, Eaton Corporation, Gentex Corporation, Hayes Lemmerz International, Inc., Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Magna International Inc., MascoTech, Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Simpson Industries, Inc., The Standard Products Company, STRATTEC Security Corporation, Superior Industries International, Inc., Tower Automotive, Inc., TRW Inc. and Walbro Corporation. The comparison is based on the assumption that $100.00 was invested on August 15, 1996 in each of the Class A Stock, the Nasdaq National Market Index and the OEM Automotive Supplier Composite Index with dividends reinvested.

                           COMPARISON OF TOTAL RETURN
                      AMONG NASDAQ NATIONAL MARKET INDEX,
                    OEM AUTOMOTIVE SUPPLIER COMPOSITE INDEX
                       AND DURA AUTOMOTIVE SYSTEMS, INC.
[COMPARISON GRAPH]

                                                          DRRA                       NASDAQ                   OEM SUPPLIERS
                                                          ----                       ------                   -------------
Aug. 14, 1996                                            100.00                      100.00                      100.00
Dec. 31, 1996                                            132.40                      113.80                      115.40
Dec. 31, 1997                                            145.60                      138.40                      142.10
Dec. 31, 1998                                            200.70                      193.40                      139.50
Dec. 31, 1999                                            102.60                      358.60                      131.90

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dura, Onex, J2R, Alkin and S.A. Johnson and certain other investors are parties to a Stockholders Agreement pursuant to which each party has agreed to vote his or its shares in the same manner that Onex votes its shares of Dura's Common Stock.

     Dura, Onex and certain stockholders including J2R, Alkin, S.A. Johnson and Karl F. Storrie are parties to a registration agreement pursuant to which Dura has granted certain of its stockholders rights to register shares of Dura's Common Stock.

     Dura paid fees to Hidden Creek of approximately $9.5 million in 1999 in connection with the acquisitions of Excel, Adwest and Meritor, the offering of the Subordinated Notes, the tender of the Trident notes, the amended Credit Agreement and for various other management services. Certain officers and employees of Hidden Creek continue to provide such services to Dura.

     In November 1999, the Company acquired a 25% membership interest in Automotive Aviation Partners LLC ("AAP"), the principal asset of which is a Falcon 50 airplane. S.A. Johnson owns a 75% membership interest in AAP. The Falcon 50 airplane was leased by AAP to DHCI Partners, LLC, a limited liability company owned 25% by Dura Operating Corp. and 75% by Hidden Creek, under an aircraft lease with a seven-year term and a 60-day cancellation clause. In connection with the transaction, the Company guaranteed indebtedness of AAP to Comerica Bank, such guarantee not to exceed $1.25 million, and Mr. Johnson guaranteed indebtedness of AAP not to exceed $3.75 million.

     In November 1999, Dura Operating Corp. formed Dura Aircraft Operating Company, LLC ("DAOC"), a wholly-owned limited liability company. DAOC acquired a Sabreliner 65 airplane owned by R.J. Aircraft II Company ("R.J.", which is 100% owned by S.A. Johnson) in exchange for the Beechjet 400A airplane which was owned by Dura Operating Corp. plus $200,000 in cash paid to R.J. In order to effectuate a tax-free exchange transaction, the Company loaned Mr. Johnson $1.6 million which was repaid in December 1999 with interest. The Sabreliner 65 was leased by DAOC to Dura Operating Corp. under an aircraft lease with a seven-year term.

     In connection with the December 1991 private placement of Common Stock, Mr. Storrie acquired 139,531 shares of Class B Stock of which 115,531 shares are still held by Mr. Storrie. Dura loaned Mr. Storrie $75,000 in connection with such purchase. Mr. Storrie repaid $12,900 of the outstanding balance as of April 8, 1999. The remaining loan bears interest at 1 1/2% above the Base Rate, matures on December 31, 2000 and is secured by a pledge of the shares.

        SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting in 2001 must be received by the assistant secretary of Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan, 48309, no later than December 7, 2000 to be considered for inclusion in Dura's 2001 proxy materials. As of March 31, 2000, no proposals to be presented at the 2000 Annual Meeting had been received by Dura.

     The By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (provided that in the event that date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholders must be received no later than the close of business on the tenth day of the public announcement of such meeting) and that such notice must meet certain other requirements. As a result, stockholders who intend to present a proposal at the 2001 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal no later than March 21, 2000 (assuming the date of next year's Annual Meeting is not changed by more than 30 days). The Company's proxy related to the 2001 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by the Company after such date. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of the By-Laws from the Secretary of the Company.

                             ADDITIONAL INFORMATION

     This solicitation is being made by Dura. All expenses of Dura in connection with this solicitation will be borne by Dura. Dura will request brokerage firms, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and Dura's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     Dura will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of Dura's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, MN 55402.

     PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By order of the Board of Directors,

                                          /s/ David R. Bovee
                                          David R. Bovee, Assistant Secretary

April 11, 2000

                                                                      APPENDIX A

                         DURA AUTOMOTIVE SYSTEMS, INC.
                 DEFERRED INCOME LEADERSHIP STOCK PURCHASE PLAN

1. PURPOSE.

     The purposes of the Dura Automotive Systems, Inc. Deferred Income Leadership Stock Purchase Plan (the "Plan") are (i) to provide key employees of Dura Automotive Systems, Inc. (the "Company") or any of its affiliates or subsidiaries) the opportunity to acquire and to increase his or her equity interest in the Company, (ii) to attract and retain highly qualified key employees, and (iii) to align their interests with interests of the shareholders of the Company. To achieve these purposes, the Plan permits each key leadership employee selected as a Participant to defer and invest all or part of his or her annual cash bonus ("Cash Bonus") in restricted stock units ("Restricted Stock Units") equivalent to shares of Class A Stock of the Company.

2. EFFECTIVE DATE, TERM AND PLAN YEAR.

     The Plan shall be effective for the Company's fiscal year ending December 31, 1999, subject to its approval by shareholders at the 2000 Annual Meeting of stockholders. The Plan shall remain in effect until terminated by the Board. Each Plan Year shall begin on the first day of the Company's fiscal year and end on the last day of its fiscal year, except for the initial Plan Year which shall begin November 1, 1999.

3. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee of the Board ("Committee").

4. ELIGIBILITY.

     With respect to each Plan Year, the Committee shall determine and select the leadership employees who are eligible to participate in the Plan for that Plan Year. With respect to each Plan Year, the Committee's determination of eligible leadership employees shall be made on or before November 1 of that Plan Year.

5. ELECTION TO PARTICIPATE.

     (a) Time and Filing. An eligible leadership employee becomes a Participant in the Plan by filing with the Committee an "Election to Participate" for each Plan Year. The Election to Participate must be submitted on or before December 1 of that Plan Year.

     (b) Form. An election to participate (the "Deferral Election") shall be made in writing on a form prescribed by the Committee (the "Election to Participate Form").

     (c) Content. Each eligible leadership employee may elect to defer the payment of all or part of any Cash Bonus which otherwise would be paid to him or her for a Plan Year. Such election must (i) be made on the Election to Participate Form, (ii) designate the percentage (not less than 15% or in intervals of five (5) percentage points above 15%) of the Cash Bonus to be deferred for the Plan Year (the "Deferred Percentage"), (iii) specify the year of payment (not less than three (3) Plan Years after the year for which the Deferral Election is made), (iv) designate the type of payment in accordance with Section 9(c) ("Payment Election"), and (v) designate one or more beneficiaries ("Beneficiaries") to receive any credits in the Participant's Stock Unit Account at the date of his or her death. The Deferred Percentage may change from Plan Year to Plan Year, but for a particular Plan Year may not be changed after the Deferral Election is made for that Plan Year. If a Cash Bonus is paid or payable in installments, the Deferred Percentage shall be applied to each such installment. The Payment Election may also be changed, but not later than 12 months prior to the date the payment is to commence. Provided that the leadership employee is again determined to be eligible to participate with identical participation limits, the terms of an Election to Participate will continue in effect for subsequent Plan Years until a new Election to Participate is timely filed with respect to a subsequent Plan Year.

6. CREDITS TO ACCOUNTS.

     Deferrals pursuant to Section 5(c) shall be credited in Restricted Stock Units to a bookkeeping reserve account maintained by the Company for each Participant ("Restricted Stock Unit Account") as of the date on which the Cash Bonus (or installment payment of the Cash Bonus) would have been paid.

     The Restricted Stock Unit Account shall consist of a Basic Account and a Premium Account. The number of Restricted Stock Units credited to a Participant's Basic Account shall be the number determined by dividing the amount of the Deferral (less applicable FICA and related taxes) by the Fair Market Value (as defined in Section 15(f) hereof) of a share of Class A Stock on the date on which the Cash Bonus (or installment payment) otherwise would have been paid. The number of Restricted Stock Units concurrently credited to a Participant's Premium Account shall equal one-third (1/3) the number credited to the Participant's Basic Account based upon such Deferral Election. Such calculations of Restricted Stock Units shall be rounded to the nearest whole share amount.

     The value of the Restricted Stock Units credited to the Participant's Restricted Stock Unit Account shall constitute the Participant's entire benefit under the Plan, subject to forfeiture of nonvested Units in the Participant's Premium Account as provided in the Plan.

7. ADDITIONS TO RESTRICTED STOCK UNIT ACCOUNTS.

     As of the payment date of each cash dividend payable with respect to Shares, there shall be credited to the Restricted Stock Unit Account of each Participant an additional number of Restricted Stock Units ("Dividend Units") equal to the per share dividend payable on such date multiplied by the number of Restricted Stock Units held in the Restricted Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and divided by the Fair Market Value of a share of Class A Stock on such business day. For purposes of this Section 7, the term cash dividend shall include all dividends payable in cash or other property. The calculation of additional Restricted Stock Units shall be rounded to the nearest whole share amount.

8. VESTING OF ACCOUNTS.

     (a) Basic Accounts: All Restricted Stock Units credited to a Participant's Basic Account (and the Dividend Units attributable thereto) shall at all times be fully vested and nonforfeitable.

     (b) Premium Accounts: All Restricted Stock Units credited to a Participant's Premium Account (and the Dividend Units attributable thereto) shall become one hundred percent (100%) vested and nonforfeitable on the first day of the third (3rd) Plan Year following the date such Restricted Stock Units are credited to the Participant's Premium Account, provided that the Participant is then an employee of the Company. If a Participant's employment terminates due to (i) death, (ii) disability (as determined by the Committee), (iii) Normal Retirement (which unless otherwise determined by the Committee shall mean retirement on or after reaching age 55 and having been employed for a period of at least ten (10) years by the Company, a subsidiary of the Company, or a predecessor to the Company or a subsidiary), or (iv) terminates for any reason within twenty-four (24) months following a Change in Control, all unvested Restricted Stock Units and Dividend Units will immediately become one hundred percent (100%) vested and nonforfeitable. Additionally, the Committee, in its sole discretion, may accelerate a Participant's vested percentage if it determines that such action would be consistent with the purposes of the Plan or otherwise in the best interest of the Company.

9. PAYMENT OF ACCOUNTS.

     (a) Time of Payment: Payment of the vested Restricted Stock Units to a Participant shall commence in January of the year of payment specified by the Participant in his or her Deferral Election. If a Participant dies before the Participant's Restricted Stock Unit Account has been fully distributed, an immediate lump sum distribution of the Restricted Stock Unit Account shall be made to the Participant's Beneficiary or Beneficiaries in the proportions designated by such Participant.

     (b) Form of Payment: The total number of vested whole Restricted Stock Units in a Participant's Restricted Stock Unit Account shall be paid to the Participant in an equal number of whole shares. If installment payments are elected, the number of shares to be paid shall be determined initially by dividing the number of vested Restricted Stock Units in the Restricted Stock Unit Account by the number of installment payments to be paid rounded to the nearest number of whole Restricted Stock Units. Each subsequent installment payment shall be determined by dividing the number of then vested Restricted Stock Units remaining in the Restricted Stock Unit Account by the number of installments remaining to be paid and rounding to the nearest number of whole Restricted Stock Units. The Company shall issue and deliver to the Participant Share certificates in payment of Restricted Stock Units as soon as practicable following the date on which the Restricted Stock Units, or any portion thereof, become payable.

     (c) Type of Payment: Payments of shares will be made from the Restricted Stock Unit Account of a Participant in whichever of the following methods the Participant elects at the time of the deferral election:

          (ii) A single lump sum.

          (iii) Annual installments over a period not to exceed ten (10) years, as the Participant shall elect.

     If all or any portion of the Restricted Stock Unit Account is to be distributed in installments, the portion of the Participant's Restricted Stock Unit Account being held for future distribution shall continue to be credited with additional Dividend Units as provided in Section 7.

     (d) Accelerated Payment: Notwithstanding any Payment Election made by the Participant, if the employment of a Participant terminates for any reason prior to Normal Retirement (other than because of disability or death), the Committee, in its discretion, may elect to direct the Company to pay the entire vested amount of the Participant's Restricted Stock Unit Account in a single lump sum.

10. SHARES SUBJECT TO THE PLAN.

     Shares that may be issued under the Plan may be acquired by the Company in open-market transactions, consistent with all applicable rules and regulations regarding the repurchase of securities, or may consist of authorized but unissued shares. Subject to adjustment as provided in Section 11, the number of authorized but unissued shares which may be issued under this Plan shall not exceed 500,000 shares.

11. ADJUSTMENTS.

     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares or the price of shares, such proportionate adjustments, if any, as the Committee in its sole discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of authorized but unissued shares that may be issued under the Plan, and (ii) each Restricted Stock Unit or Dividend Unit held in the Restricted Stock Unit Accounts. Any adjustments described in the preceding sentence shall be carried to three decimal places.

12. TERMINATION OR AMENDMENT OF PLAN.

     (a) In General: The Board may, at any time by resolution, terminate, suspend or amend this Plan. If the Plan is terminated by the Board, no Deferrals may be credited after the effective date of such termination, but previously credited Restricted Stock Units and Dividend Units shall remain in effect in accordance with the terms and conditions of the Plan.

     (b) Limitations: No amendment may adversely affect the right of any Participant to have Dividend Units credited to a Restricted Stock Unit Account or to receive payment of any shares pursuant to the payout of such accounts, unless such Participant consents in writing to such amendment. No amendment to the Plan which increases the number of authorized but unissued shares which may be issued under this Plan shall be effective unless approved by the shareholders of the Company.

13. COMPLIANCE WITH LAWS.

     (a) The obligations of the Company to issue any shares under this Plan shall be subject to all applicable laws, rules, regulations and restrictions, and the obtaining of all such approvals by governmental agencies or stock exchanges or markets on which the Class A Stock is listed or traded, and the Company may place appropriate legends on stock certificates relating to the foregoing, as the Board may deem necessary or appropriate.

     (b) Subject to the provisions of Section 12, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

14. UNFUNDED PLAN.

     Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a fiduciary relationship between the Company and Participant, the Participant's designee or any other person. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due, and a Participant's rights to receive any payment with respect to any Restricted Stock Unit Account shall be not greater than the rights of an unsecured general creditor of the Company.

     The Company may establish a Rabbi Trust to accumulate shares to fund all or part of the obligations of the Company pursuant to this Plan. Payment from the Rabbi Trust of amounts due under the terms of this Plan shall satisfy the obligation of the Company to make such payment. In no event shall any Participant be entitled to receive payment of an amount from the Company which the Participant received from the Rabbi Trust.

15. DEFINITIONS.

     Whenever used in the Plan, the following terms shall have the meanings set forth in this Section 15.

     (a) "Affiliate" means a corporation or other entity controlling, controlled by or under common control with the Company.

     (b) "Board of Directors" or "Board" means the Board of Directors of Dura Automotive Systems, Inc., a Delaware corporation, at the time the term is applied.

     (c) "Change in Control" means a change in control of the Company of such a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change in Control shall be deemed to have occurred if:

          (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) At any time a majority of the Board of Directors of the Company is comprised of other than Continuing Directors (for purposes of this paragraph, the term Continuing Director means a director who was either (A) first elected or appointed as a Director prior to the date this Plan was adopted by the Board; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

          (iii) Any of the following occur:

             (A) Any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

             (B) Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company which shall include, without limitation, the sale of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company on a consolidated basis;

             (C) Any liquidation or dissolution of the Company;

             (D) Any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

             (E) Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

     (d) "Class A Stock" means the Class A common stock of the Company, par value $.01 per share.

     (e) "Committee" means the Compensation Committee of the Board, or other Committee designated by the Board to be the administrator of the Plan, at the time the term is applied.

     (f) "Company" means Dura Automotive Systems, Inc., a Delaware corporation, and includes subsidiaries or affiliates where appropriate in the context in which it is used.

     (g) "Deferral" means the dollar amount of a Participant's Cash Bonus which is deferred in a particular Plan Year.

     (h) "Fair Market Value" of a share means, for any particular date, (i) for any period during which the Share shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price per Share on such exchange or the NASDAQ as of the close of such trading day or (ii) for any period during which the Share shall not be listed for trading on a national securities exchange or NASDAQ, the market price per Share as determined by a qualified appraiser selected by the Board. If Fair Market Value is to be determined on a day when the markets are not open, Fair Market Value on that day shall be the Fair Market Value on the most recent preceding day when the markets were open.

     (i) "Participant" means an eligible leadership employee who has filed an Election to Participate as provided in Section 5 of the Plan.

     (j) "Rabbi Trust" means a Trust established by an agreement between the Company and a Trustee with such terms and conditions as the Company, in its discretion, shall determine, for the purpose set forth in Section 14 of the Plan.

     (k) "Share" means a share of Class A Stock.

     (l) "Subsidiary" means a corporation or other entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power of all shares of outstanding securities of such corporation or other entity.

     (m) Other Terms Defined in the Plan.

     The following terms shall have the meanings defined respectively in the Section of the Plan set opposite each term.

TERM                                                   SECTION
----                                                   -------
Basic Account........................................  6
Beneficiary..........................................  5   (c)
Cash Bonus...........................................  1
Dividend Unit........................................  7
Deferred Percentage..................................  5   (c)
Deferral Election....................................  5   (b)
Payment Election.....................................  5   (c)
Premium Account......................................  6
Restricted Stock Units...............................  1
Restricted Stock Unit Account........................  6

16. MISCELLANEOUS.

     (a) Assignment; Encumbrances: The right to have amounts credit to a Restricted Stock Unit Account and the right to receive payment with respect to such Restricted Stock Unit Account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges, or charges of the Participant or to claims of the Participant's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any Restricted Stock Unit shall be null and void and of no force and effect whatsoever.

     (b) Designation of Beneficiaries: A Participant may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which becomes payable after the Participant's death. If at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Participant's death shall have died before the payment became due and the Participant has failed to designate a beneficiary to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the personal representative of the Participant's estate.

     (c) Administration: The Committee shall administer the Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. In addition, the Committee may appoint other individuals, firms or organizations to act as agent of the Company carrying out administrative duties under the Plan. Except as may be provided in a Rabbi Trust, the decisions of the Committee, including, but not limited to, interpretations and determinations of amounts due under this Plan, shall be final and binding on all parties.

     (d) Withholding: The Participant shall pay to the Company or make arrangements satisfactory to the Company to do so, regarding the payment of federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any amount includable in the Participant's gross income with respect to his or her participation in the Plan.

     (e) Governing Law: The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Michigan without regard to its conflict of law rules, and applicable federal law.

     (f) Rights as a Stockholder: A Participant shall have no rights as a stockholder with respect to a Restricted Stock Unit until the Participant actually becomes a holder of record of Shares distributed with respect thereto.

     (g) Notices: All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the

Participant at the address contained in the records of the Company or to the Company at its principal office, as applicable.

     I certify that this Plan was adopted by the Board of Directors of Dura Automotive Systems, Inc., a Delaware Corporation, on December 16, 1999, and approved by a vote of its stockholders on May 25, 2000.

                                          /s/ David R. Bovee
                                          David R. Bovee
                                          Assistant Secretary
                                          Dura Automotive Systems, Inc.

Dated: May 25, 2000.

                                                                      APPENDIX B

                         DURA AUTOMOTIVE SYSTEMS, INC.
                     DIRECTOR DEFERRED STOCK PURCHASE PLAN

1. PURPOSE.

     The purposes of the Dura Automotive Systems, Inc. Director Deferred Stock Purchase Plan (the "Plan") are (i) to provide Outside Directors of Dura Automotive Systems, Inc. (the "Company") the opportunity to acquire and to increase his or her equity interest in the Company, (ii) to attract and retain individuals to serve as directors of the Company, and (iii) to align their interests with interests of the stockholders of the Company. To achieve these purposes, the Plan permits each Outside Director to defer and invest all or part of his or her annual director retainer fee ("Retainer") in restricted stock units ("Restricted Stock Units") equivalent to shares of Common Stock of the Company.

2. EFFECTIVE DATE, TERM AND PLAN YEAR.

     The Plan shall be effective upon its approval by stockholders at the 2000 annual meeting of stockholders. The Plan shall remain in effect until terminated by the Board. Each Plan Year shall begin on the date of the Company's Annual Meeting of Stockholders for that year and shall end on the date immediately preceding the date of the Company's Annual Meeting of Stockholders for the succeeding year.

3. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee of the Board ("Committee"), or such other committee designated by the Board.

4. ELIGIBILITY.

     Directors of the Company who qualify as Outside Directors are entitled to participate in the Plan. An Outside Director is any director of the Company who
(a) is not a contractual nor common law employee of the Company or any of its Subsidiaries or Affiliates, or (b) does not directly or indirectly own beneficially more then five percent (5%) of any outstanding security of the Company, including being a stockholder, owner, partner, director, or holder of more than ten percent (10%) of the equity of capital of any entity which owns beneficially more than five percent (5%) of any outstanding security of the Company.

5. ELECTION TO PARTICIPATE.

     (a) Time and Filing. Each Outside Director becomes a Participant in the Plan by filing with the Committee an "Election to Participate" for each Plan Year. An Election to Participate must be filed not later the last business day immediately preceding the first day of the Plan Year for which the Outside Director desires to participate.

     (b) Form. An election to participate (the "Deferral Election") shall be made in writing on a form prescribed by the Committee (the "Election to Participate").

     (c) Content. Each Outside Director may elect to defer the payment of all or part of the Retainer which otherwise would be paid to him or her for a Plan Year. Such election must (i) be made on the Election to Participate, (ii) designate the percentage (not less than 25% or in intervals of five (5) percentage points above 25%) of the Retainer to be deferred for the Plan Year (the "Deferred Percentage"), (iii) specify the year of payment (not less than three (3) Plan Years after the year for which the Deferral Election is made),
(iv) designate the type of payment in accordance with Section 9(c) ("Payment Election"), and (v) designate one or more beneficiaries ("Beneficiaries") to receive any credits in the Participant's Stock Unit Account at the date of his or her death. The Deferred Percentage may change from Plan Year to Plan Year, but for a particular Plan Year may not be changed after the Deferral Election is made for that Plan Year. The Payment Election may also be changed, but not later than 12 months prior to the date the payment is to commence.

Provided that the Outside Director is eligible to participate in the Plan, the terms of an Election to Participate will continue in effect for subsequent Plan Years until a new Election to Participate is timely filed with respect to a subsequent Plan Year.

6. CREDITS TO ACCOUNTS.

     Deferrals pursuant to Section 5(c) shall be credited in Restricted Stock Units to a bookkeeping reserve account maintained by the Company for each Participant ("Restricted Stock Unit Account") as of the last business day of the month in which the Company's Annual Meeting of Stockholders is held for that year.

     The Restricted Stock Unit Account shall consist of a Basic Account and a Premium Account. The number of Restricted Stock Units credited to a Participant's Basic Account shall be the number determined by dividing one hundred percent (100%) of the Deferral by the Fair Market Value (as defined in Section 15(f) hereof) of a Share on the last business day of the month in which the Company's Annual Meeting of Stockholders is held for that year. The number of Restricted Stock Units concurrently credited to a Participant's Premium Account shall equal one-third ( 1/3) the number credited to the Participant's Basic Account based upon such Deferral. Such calculations of Restricted Stock Units shall be carried to three decimal places.

     The value of the Restricted Stock Units credited to the Participant's Restricted Stock Unit Account shall constitute the Participant's entire benefit under the Plan, subject to forfeiture of nonvested Units in the Participant's Premium Account as provided in the Plan.

7. ADDITIONS TO RESTRICTED STOCK UNIT ACCOUNTS.

     As of the payment date of each cash dividend payable with respect to Shares, there shall be credited respectfully to the Basic and Premium Restricted Stock Unit Account of each Participant an additional number of Restricted Stock Units ("Dividend Units") equal to the per share dividend payable on such date multiplied by the number of Restricted Stock Units held respectively in his or her Basic and Premium Restricted Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and divided by the Fair Market Value of a Share on such business day. For purposes of this Section 7, the term cash dividend shall include all dividends payable in cash or other property. The calculation of additional Restricted Stock Units shall be carried to three decimal places.

8. VESTING OF ACCOUNTS.

     (a) Basic Accounts: All Restricted Stock Units credited to a Participant's Basic Account (and the Dividend Units attributable thereto) shall at all times be fully vested and nonforfeitable.

     (b) Premium Accounts: All Restricted Stock Units credited to a Participant's Premium Account (and the Dividend Units attributable thereto) shall become one hundred percent (100%) vested and nonforfeitable on the first day of the third (3rd) Plan Year following the date such Restricted Stock Units are credited to the Participant's Premium Account, provided that the Participant is then an Outside Director of the Company. If a Participant's status as an Outside Director terminates due to (i) death, (ii) disability (as determined by the Committee), (iii) Normal Retirement (which unless otherwise determined by the Committee shall mean retirement on or after reaching age 65 and having served as an Outside Director for a period of at least three (3) years, or (iv) terminates for any reason within twenty-four (24) months following a Change in Control, all unvested Restricted Stock Units and Dividend Units will immediately become one hundred percent (100%) vested and nonforfeitable. Additionally, the Committee, in its sole discretion, may accelerate a Participant's vested percentage if it determines that such action would be consistent with the purposes of the Plan or otherwise in the best interest of the Company.

9. PAYMENT OF ACCOUNTS.

     (a) Time of Payment: Payment of the vested Restricted Stock Units to a Participant shall commence in January of the year of payment specified by the Participant in his or her Deferral Election. If a Participant dies before the Participant's Restricted Stock Unit Account has been fully distributed, an immediate lump sum distribution of the Restricted Stock Unit Account shall be made to the Participant's Beneficiary or Beneficiaries in the proportions designated by such Participant.

     (b) Form of Payment: The total number of vested whole Restricted Stock Units in a Participant's Restricted Stock Unit Account shall be paid to the Participant in an equal number of whole Shares. If installment payments are elected, the number of Shares to be paid shall be determined initially by dividing the number of vested Restricted Stock Units in the Restricted Stock Unit Account by the number of installment payments to be paid rounded to the nearest number of whole Restricted Stock Units. Each subsequent installment payment shall be determined by dividing the number of then vested Restricted Stock Units remaining in the Restricted Stock Unit Account by the number of installments remaining to be paid and rounding to the nearest number of whole Restricted Stock Units. The Company shall issue and deliver to the Participant Share certificates in payment of Restricted Stock Units as soon as practicable following the date on which the Restricted Stock Units, or any portion thereof, become payable.

     (c) Type of Payment: Payments of Shares will be made from the Restricted Stock Unit Account of a Participant in whichever of the following methods the Participant elects at the time of the deferral election:

          (ii) A single lump sum.

          (iii) Annual installments over a period not to exceed ten (10) years, as the Participant shall elect.

     If all or any portion of the Restricted Stock Unit Account is to be distributed in installments, the portion of the Participant's Restricted Stock Unit Account being held for future distribution shall continue to be credited with additional Dividend Units as provided in Section 7.

     (d) Accelerated Payment: Notwithstanding any Payment Election made by the Participant, if the Participant terminates service as an Outside Director for any reason prior to Normal Retirement (other than because of disability or death), the Committee, in its discretion, may elect to direct the Company to pay the entire vested amount of the Participant's Restricted Stock Unit Account in a single lump sum.

10. SHARES SUBJECT TO THE PLAN.

     Shares that may be issued under the Plan may be acquired by the Company in open-market transactions, consistent with all applicable rules and regulations regarding the repurchase of securities, or may consist of authorized but unissued shares. Subject to adjustment as provided in Section 11, the number of authorized but unissued shares which may be issued under this Plan shall not exceed 200,000 shares.

11. ADJUSTMENTS.

     In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Committee in its sole discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of authorized but unissued Shares that may be issued under the Plan, and (ii) each Restricted Stock Unit or Dividend Unit held in the Restricted Stock Unit Accounts. Any adjustments described in the preceding sentence shall be carried to three decimal places.

12. TERMINATION OR AMENDMENT OF PLAN.

     (a) In General: The Board may, at any time by resolution, terminate, suspend or amend this Plan. If the Plan is terminated by the Board, no Deferrals may be credited after the effective date of such termination, but previously credited Restricted Stock Units and Dividend Units shall remain in effect in accordance with the terms and conditions of the Plan.

     (b) Limitations: No amendment may adversely affect the right of any Participant to have Dividend Units credited to a Restricted Stock Unit Account or to receive payment of any Shares pursuant to the payout of such accounts, unless such Participant consents in writing to such amendment. No amendment to the Plan which increases the number of authorized but unissued Shares which may be issued under this Plan shall be effective unless approved by the stockholders of the Company.

13. COMPLIANCE WITH LAWS.

     (a) The obligations of the Company to issue any Shares under this Plan shall be subject to all applicable laws, rules, regulations and restrictions, and the obtaining of all such approvals by governmental agencies or stock exchanges or markets on which the Common Stock is listed or traded, and the Company may place appropriate legends on stock certificates relating to the foregoing, as the Board may deem necessary or appropriate.

     (b) Subject to the provisions of Section 12, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

14. UNFUNDED PLAN.

     Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a fiduciary relationship between the Company and Participant, the Participant's designee or any other person. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due, and a Participant's rights to receive any payment with respect to any Restricted Stock Unit Account shall be not greater than the rights of an unsecured general creditor of the Company.

     The Company may establish a Rabbi Trust to accumulate Shares to fund all or part of the obligations of the Company pursuant to this Plan. Payment from the Rabbi Trust of amounts due under the terms of this Plan shall satisfy the obligation of the Company to make such payment. In no event shall any Participant be entitled to receive payment of an amount from the Company which the Participant received from the Rabbi Trust.

15. DEFINITIONS.

     Whenever used in the Plan, the following terms shall have the meanings set forth in this Section 15.

          (a) "Affiliate" means a corporation or other entity controlling, controlled by or under common control with the Company.

          (b) "Board of Directors" or "Board" means the Board of Directors of Dura Automotive Systems, Inc., a Delaware corporation, at the time the term is applied.

          (c) "Change in Control" means a change in control of the Company of such a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change in Control shall be deemed to have occurred if:

             (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

             (ii) At any time a majority of the Board of Directors of the Company is comprised of other than Continuing Directors (for purposes of this paragraph, the term Continuing Director means a director who was either (A) first elected or appointed as a Director prior to the date this Plan was adopted by the Board; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

             (iii) Any of the following occur:

                (A) Any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

                (B) Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company which shall include, without limitation, the sale of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company on a consolidated basis;

                (C) Any liquidation or dissolution of the Company;

                (D) Any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

                (E) Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

          (d) "Committee" means the Compensation Committee of the Board, or other Committee designated by the Board to be the administrator of the Plan, at the time the term is applied.

          (e) "Common Stock" means the Class A common stock of the Company, par value $.01 per share.

          (f) "Company" means Dura Automotive Systems, Inc., a Delaware corporation, and includes subsidiaries or affiliates where appropriate in the context in which it is used.

          (g) "Deferral" means the dollar amount of a Participant's Retainer which is deferred in a particular Plan Year.

          (h) "Fair Market Value" of a Share means, for any particular date, (i) for any period during which the Share shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price per Share on such exchange or the NASDAQ as of the close of such trading day or (ii) for any period during which the Share shall not be listed for trading on a national securities exchange or NASDAQ, the market price per Share as determined by a qualified appraiser selected by the Board. If Fair Market Value is to be determined on a day when the markets are not open, Fair Market Value on that day shall be the Fair Market Value on the most recent preceding day when the markets were open.

          (i) "Participant" means an Outside Director who has filed an Election to Participate as provided in Section 5 of the Plan.

          (j) "Rabbi Trust" means a Trust established by an agreement between the Company and a Trustee with such terms and conditions as the Company, in its discretion, shall determine, for the purpose set forth in Section 14 of the Plan.

          (k) "Share" means a share of Common Stock.

          (l) "Subsidiary" means a corporation or other entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power of all shares of outstanding securities of such corporation or other entity.

          (m) Other Terms Defined in the Plan.

     The following terms shall have the meanings defined respectively in the Section of the Plan set opposite each term.

TERM                                                   SECTION
----                                                   -------
Basic Account........................................     6
Beneficiary..........................................     5(c)
Dividend Unit........................................     7
Deferred Percentage..................................     5(c)
Deferral Election....................................     5(b)
Payment Election.....................................     5(c)
Premium Account......................................     6
Restricted Stock Units...............................     1
Restricted Stock Unit Account........................     6
Retainer.............................................     1

16. MISCELLANEOUS.

     (a) Assignment; Encumbrances: The right to have amounts credited to a Restricted Stock Unit Account and the right to receive payment with respect to such Restricted Stock Unit Account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges, or charges of the Participant or to claims of the Participant's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any Restricted Stock Unit shall be null and void and of no force and effect whatsoever.

     (b) Designation of Beneficiaries: A Participant may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which becomes payable after the Participant's death. If at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Participant's death shall have died before the payment became due and the Participant has failed to designate a beneficiary to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the personal representative of the Participant's estate.

     (c) Administration: The Committee shall administer the Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. In addition, the Committee may appoint other individuals, firms or organizations to act as agent of the Company carrying out administrative duties under the Plan. Except as may be provided in a Rabbi Trust, the decisions of the Committee, including, but not limited to, interpretations and determinations of amounts due under this Plan, shall be final and binding on all parties.

     (d) Governing Law: The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Michigan without regard to its conflict of law rules, and applicable federal law.

     (e) Rights as a Stockholder: A Participant shall have no rights as a stockholder with respect to a Restricted Stock Unit until the Participant actually becomes a holder of record of Shares distributed with respect thereto.

     (f) Notices: All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Participant at the address contained in the records of the Company or to the Company at its principal office, as applicable.

     I certify that this Plan was adopted by the Board of Directors of Dura Automotive Systems, Inc., a Delaware Corporation, on March 31, 2000, and approved by vote of its stockholders on May 25, 2000.

                                          /s/ David R. Bovee
                                          David R. Bovee
                                          Assistant Secretary
                                          Dura Automotive Systems, Inc.

Dated: May 25, 2000.